EXHIBIT 99.1

Alere Announces Update on Form 10-K and Provides Preliminary Unaudited Financial Results

WALTHAM, Mass., May 22, 2017 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced certain preliminary unaudited financial information for the fourth quarter and full fiscal year ended December 31, 2016 and the first quarter of 2017 ended March 31, 2017. The Company also provided an update on its expected filing of its 2016 Annual Report on Form 10-K and filed its preliminary proxy statement with respect to the pending merger with Abbott Laboratories.
The following amounts are preliminary, unaudited and are subject to change and reflect the impact of the Restatement (as defined below) adjustments identified to date, as described further below:
Preliminary Unaudited Full Year 2016 Results
—	Revenue for the full year 2016 is expected to be $2.38 billion, which would be a decrease from $2.45 billion in full year 2015.

—	GAAP loss from continuing operations is expected to be $(140) million, or $(1.86) per diluted share, for the full year 2016.

—	Non-GAAP organic growth for the full year 2016 is expected to be +0.3% or +2.5% excluding Arriva*.
—	Non-GAAP adjusted EBITDA is expected to be $344 million for the full year 2016, including approximately $135 million in merger-related costs, audit and legal fees related to ongoing investigations and legal settlements, as detailed in the Supplemental Financial Information table.
*During the period from November 4, 2016 to December 31, 2016, the Company furnished $9.8 million of Arriva products and services that were subject to the CMS revocation to customers but did not recognize any revenue for such products and services because they were not eligible for reimbursement by CMS at the time the Company furnished them.
Preliminary Unaudited Fourth Quarter 2016 Results
—	Total revenue is expected to be $597 million, which would be a decrease from $617 million in the prior year period.
—	Reported GAAP loss from continuing operations during the fourth quarter of 2016 is expected to be $(117) million, or $(1.41) per diluted share.
—	Non-GAAP organic growth during the fourth quarter of 2016 is expected to be -0.9%, or +3.7% excluding Arriva.

—	Non-GAAP adjusted EBITDA is expected to be $79 million in the fourth quarter of 2016, which includes approximately $50 million in merger-related costs, audit and legal fees related to ongoing investigations and legal settlements, as detailed in the Supplemental Financial Information table.

Preliminary Unaudited First Quarter 2017 Results
—	Total revenue is expected to be $588 million.
—	Non-GAAP organic growth is expected to be +0.9%, or +6.8% excluding Arriva.

Update on Annual Report 2016 Form 10-K
As previously disclosed, the Company was delayed in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 due to the Company’s review of certain revenue transactions in the Company’s South Korea and Japan locations. Based on this review, the Company determined that it had incorrectly recorded certain revenue transactions at its Standard Diagnostics subsidiary in South Korea. Specifically, the Company failed to correctly apply U.S. GAAP regarding the timing of revenue recognition primarily relating to transactions in which the Company recognized revenue prior to full satisfaction of all contractual criteria for title and risk of loss passing to the customer as required by U.S. GAAP. The principal cause of these misstatements in the timing of revenue recognition was inappropriate conduct at the Company’s Standard Diagnostics subsidiary.  As also previously disclosed, as a result of this review, the Company will be restating certain previously issued financial statements (the “Restatement”).
The Company has completed its review of the above matters at its South Korea and Japan locations and, consistent with its prior expectation, the Company expects the following adjustments to previously reported financial information as set forth in the tables below. In addition, the Restatement reflects corrections for certain other misstatements that the Company identified in 2017 relating to 2014, 2015 and 2016. These adjustments relate to (a) misstatements in the classification of certain amounts between current assets, noncurrent assets and current liabilities, (b) misstatements in the classification of certain legal-related charges between non-operating expenses and operating expenses, and (c) misstatements to general and administrative expenses to correct the timing of bad debt expenses and fair value adjustments related to contingent consideration liabilities from acquisitions. These adjustments are incorporated into the tables below.

	Nine Months	Twelve Months	Twelve Months	Twelve Months
Annual Restatement Impact (in millions)	Ended September 30, 2016	Ended December 31, 2015	Ended December 31, 2014	Ended December 31, 2013

Revenue	$8	$(8)	$2	$(1)
Pre-Tax Income	$(1)	$(4)	$0	$1
Net Income	$(0)	$(3)	$0	$0

	Three Months	Three Months	Three Months	Three Months
2015 Quarterly Restatement Impact (in millions)	Ended March 31, 2015	Ended June 30, 2015	Ended September 30, 2015	Ended December 31, 2015

Revenue	$(3)	$(1)	$1	$(6)
Pre-Tax Income	$(1)	$(0)	$1	$(4)
Net Income	$(0)	$(0)	$1	$(3)

	Three Months	Three Months	Three Months
2016 Quarterly Restatement Impact (in millions)	Ended March 31, 2016	Ended June 30, 2016	Ended September 30, 2016

Revenue	$9	$(1)	$(0)
Pre-Tax Income	$4	$2	$(6)
Net Income	$4	$2	$(6)

NOTE: The ($6) million pre-tax income impact for the Three Months Ended September 30, 2016 includes $4.4M of expense related to fair value adjustments for contingent consideration.

In addition, as the Company disclosed on May 11, 2017, it is in the process of reviewing sales transactions to a limited number of distributors from select selling entities during fiscal years 2012 to 2016 to determine if revenue recognition timing was appropriate according to U.S. GAAP with respect to collectability being reasonably assured at the time of sale. This review relates to the timing of the recognition of the revenue and not to the existence or measurement of revenue for these transactions and the selling entities being reviewed have historical collection rates in excess of 99.5%.
The Company’s goal is to complete its review and file its 2016 Annual Report on Form 10-K by no later than June 15, 2017.
The review necessary to complete the 2016 Annual Report on Form 10-K is not complete.  The time necessary to review the foregoing matter may take longer than the Company expects, which would cause a further delay in the filing of the Annual Report beyond the projected filing date noted above. In the course of this ongoing review of revenue recognition and the completion of the review necessary to file the Annual Report, the Company may identify other matters that require additional time to review, which other matters may be similar or different to those identified above.  In addition, any of these other items may require the Company to further adjust previously reported financial information, and such adjustments may be material in amount.
Information Regarding Preliminary Unaudited Results
The financial results presented in this release are preliminary and may change. These preliminary results include calculations that have been prepared by Alere management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that Alere's actual financial results will not materially differ from the preliminary unaudited financial data presented herein. Actual results may differ for a number of reasons, including the impact of any changes that may be required as a result of the ongoing review by Alere of revenue recognition and other adjustments that may be made in connection with the finalization of the fiscal year 2016 financial statements and the finalization of the financial statements for the three months ended March 31, 2017 (which may also impact the financial results for any other period presented herein).  In addition, the preliminary unaudited financial data presented for the periods ended December 31, 2016 and March 31, 2017 should not be viewed as a substitute for the full financial information prepared in accordance with U.S. GAAP, including footnotes, which is expected to be filed with the SEC as soon as practicable.  Please see the "2016 Form 10-K Update" and "Cautionary Statement Regarding Forward-Looking Statements" sections of this press release for further information.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses Non-GAAP adjusted EBITDA and organic growth, which are non-GAAP financial measures.  The reconciliations of Non-GAAP adjusted EBITDA to net income (loss) from continuing operations and organic growth to revenue, the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, is shown in the table in this press release. The Company believes Non-GAAP adjusted EBITDA and organic growth are useful to investors because these metrics are commonly used by investors to assess the unleveraged, pre-tax financial performance and operating results of ongoing business operations. The Company’s management also uses Non-GAAP adjusted EBITDA and organic growth because the Company’s management also believes that these are useful measures to evaluate the performance of the Company based on operational factors. It should also be noted that not all companies calculate Non-GAAP adjusted EBITDA and organic growth in the same manner and, accordingly, these measures presented in this press release may not be comparable to similar measures used by other companies.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “preliminary”, “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “can,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders, (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, as amended (the “Merger Agreement”) among Alere and Abbott pursuant to which Abbott will acquire Alere, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that the previously announced review of certain aspects of revenue recognition is not completed in a timely manner or the scope of such review expands, (x) the risk that the failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2016 and Form 10-Q for the fiscal quarter ended in March 31, 2017 in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness, (xi) the possibility that the previously announced review of certain aspects of revenue recognition uncovers an additional error or errors in revenue recognition or other financial information which require additional adjustments which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (xii) the risk that the Company experiences an acceleration of amounts due under its senior secured credit facility due to the restatement, any circumstances described in Alere’s Current Report on Form 8-K as filed on April 17, 2017, this Current Report on Form 8-K or the failure to timely file the Annual Report on Form 10-K for 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (or that the Company could be required to obtain a waiver under such credit agreement), (xiii) risks relating to the ongoing investigations by the United States Securities and Exchange Commission (the “SEC”) and the United States Department of Justice, (xiv) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2016 and Form 10-Q for the fiscal quarter ended in March 31, 2017, and (xv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
About Alere
Alere believes that when diagnosing and monitoring health conditions, Knowing now matters.™  Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Investor Relations
Juliet Cunningham
Vice President, Investor Relations
ir@alere.com
858.805.2232

Alere Inc. and Subsidiaries
Preliminary Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net product sales and services revenue	$592,553	$613,850	$2,364,337	$2,438,638
License and royalty revenue	4,256	3,286	11,998	16,977
Net revenue	596,809	617,136	2,376,335	2,455,615
Cost of net revenue	325,648	368,586	1,286,468	1,347,315
Gross profit	271,161	248,550	1,089,867	1,108,300
Gross margin	45%	40%	46%	45%

Operating expenses:
Research and development	25,184	28,228	112,122	119,453
Selling, general and administrative	264,283	229,877	969,683	808,595
Impairment and (gain) loss on disposition, net	-	8,132	(3,810)	50,540
Operating income	(18,306)	(17,687)	11,872	129,712
Interest and other income (expense), net	(32,137)	(60,482)	(167,122)	(214,254)
Loss from continuing operations before provision (benefit) for income taxes	(50,443)	(78,169)	(155,250)	(84,542)
Provision (benefit) for income taxes	83,762	(51,146)	35,376	(53,564)
Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(134,205)	(27,023)	(190,626)	(30,978)
Equity earnings of unconsolidated entities, net of tax	17,200	5,210	50,505	15,530
Income (loss) from continuing operations	(117,005)	(21,813)	(140,121)	(15,448)
Income from discontinued operations, net of tax	-	2,736	-	219,513
Net income	(117,005)	(19,077)	(140,121)	204,065
Less: Net income attributable to non-controlling interests	(103)	(5)	350	381
Net income attributable to Alere Inc. and Subsidiaries	(116,902)	(19,072)	(140,471)	203,684

Preferred stock dividends	(5,367)	(5,367)	(21,350)	(21,293)

Net income available to common stockholders	$(122,269)	$(24,439)	$(161,821)	$182,391

Basic net income per common share:
Income (loss) from continuing operations	$(1.41)	$(0.31)	$(1.86)	$(0.43)
Income from discontinued operations	-			2.57
Basic and diluted net income per common share	$(1.41)	$(0.31)	$(1.86)	$2.14

Diluted net income per common share:
Income (loss) from continuing operations	$(1.41)	$(0.31)	$(1.86)	$(0.43)
Income from discontinued operations	-		-	2.57
Diluted net income per common share	$(1.41)	$(0.31)	$(1.86)	$2.14

Weighted average shares - basic	86,955	85,953	86,796	85,420
Weighted average shares - diluted	86,955	85,953	86,796	85,420

Alere Inc. and Subsidiaries
Preliminary Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents[1]	$567,215	$502,200
Restricted cash	51,550	5,694
Marketable securities	76	164
Accounts receivable, net	413,535	436,924
Inventories, net	308,920	350,949
Prepaid expenses and other current assets	118,607	114,514
Assets held for sale	-	4,165
Total current assets	1,459,903	1,414,610

Property, Plant and Equipment, net	441,190	446,039
Goodwill and other intangible assets, net	3,592,107	3,862,306
Restricted Cash- non-current	2,171	43,228
Other non-current assets	152,908	138,640
Assets held for sale - non-current	-	13,337
Total assets	$5,648,279	$5,918,160

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt and current portions of long-term debt and capital lease obligations	$85,434	$203,954
Liabilities related to assets held for sale	-	363
Other current liabilities	593,574	518,389
Total current liabilities	679,008	722,706

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	2,865,426	2,838,347
Deferred tax liabilities	119,098	147,618
Other long-term liabilities	155,992	154,193
Liabilities related to assets held for sale - non-current	-	-
Total long-term liabilities	3,140,516	3,140,158

TOTAL EQUITY	1,828,755	2,055,296
Total liabilities and equity	$5,648,279	$5,918,160

1)	As of December 31, 2016 the Company held $567M of cash and cash equivalents, $172M was held by domestic subsidaries and $395M was held by foreign entities.

Alere Inc. and Subsidiaries
Preliminary Unaudited Selected Consolidated Revenues
(in thousands)

	Three Months Ended December 31,		% Change
	2016	2015	2016 v. 2015
Professional diagnostics segment (1)
Cardiometabolic	$143,569	$180,163	-20%
Infectious disease	211,509	188,609	12%
Toxicology	147,785	149,540	-1%
Other	38,020	44,927	-15%
Total professional diagnostics segment	540,883	563,239	-4%
Consumer diagnostics segment (1)	17,569	19,768	-11%
Other Non-reportable	34,101	30,843	11%
License and royalty revenue	4,256	3,286	30%
Net revenue	$596,809	$617,136	-3%

	Twelve Months Ended December 31,		% Change
	2016	2015	2016 v. 2015
Professional diagnostics segment (1)
Cardiometabolic	$622,468	$703,553	-12%
Infectious disease	776,153	710,178	9%
Toxicology	608,635	618,362	-2%
Other	140,426	192,321	-27%
Total professional diagnostics segment	2,147,682	2,224,414	-3%
Consumer diagnostics segment (1)	74,152	85,128	-13%
Other Non-reportable	142,503	129,096	10%
License and royalty revenue	11,998	16,977	-29%
Net revenue	$2,376,335	$2,455,615	-3%

(1)	Revenues have been restated for the impact of restatement adjustments made during the preparation of our consolidated financial statements for 2016.

Alere Inc. and Subsidiaries
Preliminary Unaudited Reconciliation of Net Income (Loss) to Non-GAAP EBITDA
(in thousands)

	Three Months Ended December 31,
	2016	2015

Net Income (loss) (1)	$(117,005)	$(19,077)
Less: Income from discontinued operations, net of tax	-	2,736
Loss from continuing operations	(117,005)	(21,813)

Adjustment related to acquired software license contracts	-	-
Income tax provision (benefit)	83,762	(51,146)
Depreciation and amortization	71,467	75,719
Interest, net	42,342	57,954
Non-cash stock-based compensation expense	10,681	6,795
Non-cash fair value adjustments to acquisition-related contingent consideration	(1,419)	(5,703)
Impairment and (gain) loss on dispositions, net	(11,152)	8,132
Non-cash InRatio product recall expenses	-	21,100
Other	-	(40)
Non-GAAP Adjusted EBITDA	$78,676	$90,998

(1)
Net income (loss) for the three months ended December 31, 2015 includes  $16.7 million of cash costs asssociated with the voluntary withdrawal of InRatio product, restructuring charges of $4.3 million, $2.8 million of costs associated with business dispositions, $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.  The three months ended December 31, 2016 includes $22.1 million of Abbott integration costs, $14.3 million for a legal settlement accrual, $12.8 million of charges related to governmental investigations, non-interest related restructuring charges of $10.1 million,  $0.5 million of cash costs associated with the voluntary withdrawal of InRatio product, and $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.

	Twelve Months Ended December 31,
	2016	2015

Net Income (loss) (1)	$(140,121)	$204,065
Less: Income from discontinued operations, net of tax	-	219,513
Loss from continuing operations	(140,121)	(15,448)

Adjustment related to acquired software license contracts	-	877
Income tax provision (benefit)	35,376	(53,564)
Depreciation and amortization	285,884	309,684
Interest, net	168,320	212,551
Non-cash stock-based compensation expense	41,796	26,391
Non-cash fair value adjustments to acquisition-related contingent consideration	(13,308)	(57,613)
Impairment and (gain) loss on dispositions, net	(33,683)	50,540
Non-cash InRatio product recall expenses	-	21,100
Other	-	622
Non-GAAP Adjusted EBITDA	$344,264	$495,139

(1)
Net income (loss) for the twelve months ended December 31, 2015 includes $16.7 million of cash costs associated with the voluntary withdrawal of InRatio product, restructuring charges of $15.6 million, $9.3 million of costs associated with business dispositions, and $0.5 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.  The twelve months ended December 31, 2016 includes $60.3 million of Abbott integration costs, restructuring charges of $37.9 million, $35.2 million for a legal settlement accrual, $35.6 million of charges related to governmental investigations, $6.0 million of acquisition-related costs, $1.8 million of cash costs associated with the withdrawal of InRatio product and $1.0 million of costs associated with business dispositions which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.

Alere Inc. and Subsidiaries
Preliminary Unaudited Reconciliation of Non-GAAP Organic Revenue Growth
(in thousands)

	Three Months Ended December 31,		% Change
	2016	2015	2016 v. 2015

Net revenue	$596,809	$617,136	-3.3%
Impact of foreign currency exchange	7,830	-
Impact of acquisitions & dispositions	(1,453)	(8,234)
Non-GAAP organic net revenue	$603,186	$608,902	-0.9%

Arriva Revenue	(11,622)	(38,592)
Non-GAAP organic net revenue (excluding Arriva)	$591,564	$570,310	3.7%

	Twelve Months Ended December 31,		% Change
	2016	2015	2016 v. 2015

Net revenue	$2,376,335	$2,455,615	-3.2%
Impact of foreign currency exchange	40,543	-
Impact of acquisitions & dispositions	(13,984)	(60,414)
Non-GAAP organic net revenue	$2,402,894	$2,395,201	0.3%

Arriva Revenue	(99,887)	(148,538)
Non-GAAP organic net revenue (excluding Arriva)	$2,303,007	$2,246,663	2.5%

Alere Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For The Year Ended December 31,
	2016	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$(140,121)	$204,065	$(33,123)
Income from discontinued operations, net of tax	—	219,513	138,318
Income (loss) from continuing operations	(140,121)	(15,448)	(171,441)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Non-cash interest expense, including amortization of original issue discounts and deferred financing costs	13,369	12,831	16,233
Depreciation and amortization	285,608	309,264	336,029
Non-cash stock-based compensation expense	41,796	26,391	12,452
Tax benefit related to discontinued operations retained by Alere Inc.	—	—	9,845
Impairment of inventory	2,667	15,597	3,124
Impairment of long-lived assets	1,792	3,708	7,019
Loss on sale of fixed assets	3,551	3,925	6,545
Equity earnings of unconsolidated entities, net of tax	(50,505)	(15,530)	(17,509)
Deferred income taxes	(36,010)	(99,389)	12,254
Loss on extinguishment of debt	—	19,886	—
Impairment and net (gain) loss on business disposition	(3,810)	50,540	7,742
Other non-cash items	(463)	28,782	4,965
Non-cash change in fair value of contingent consideration	(13,309)	(59,871)	7,677
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	26,698	(6,680)	(4,264)
Inventories, net	(13,655)	(63,935)	(67,532)
Prepaid expenses and other current assets	(19,921)	(5,295)	(51,998)
Accounts payable	4,362	(10,783)	47,851
Accrued expenses and other current liabilities	54,342	22,643	37,886
Other non-current assets and liabilities	23,329	(3,357)	13,254
Cash paid for contingent consideration	(430)	(6,315)	(22,077)
Net cash provided by continuing operations	179,290	206,964	188,055
Net cash provided by discontinued operations	—	318	43,468
Net cash provided by operating activities	179,290	207,282	231,523

Cash Flows from Investing Activities:
Increase in restricted cash	(4,721)	(13,715)	(5,446)
Purchases of property, plant and equipment	(67,694)	(90,778)	(100,562)
Proceeds from sale of property, plant and equipment	1,428	2,099	1,486
Cash received from business dispositions, net of cash divested	21,470	675,823	45,076
Cash paid for business acquisitions, net of cash acquired	(5,958)	(60,135)	(75)
Cash received from investments	—	—	198
Cash paid for equity investment	(184)	—	—
Proceeds from sale of equity investment	40,751	—	8,546
Cash received from sales of marketable securities	87	92	580
Cash received from equity method investments	16,989	26,136	980
Decrease (increase) in other assets	460	(1,794)	986
Net cash provided by (used in) continuing operations	2,628	537,728	(48,231)
Net cash used in discontinued operations	—	(209)	(8,972)
Net cash provided by (used in) investing activities	2,628	537,519	(57,203)

Cash Flows from Financing Activities:
Cash paid for financing costs	(29,187)	(16,188)	(1,528)
Cash paid for contingent consideration	(680)	(14,223)	(32,902)
Cash paid for dividends	(21,292)	(21,293)	(21,293)
Proceeds from issuance of common stock, net of issuance costs	18,934	79,185	51,555
Proceeds from issuance of short-term debt	—	1,511	806
Proceeds from issuance of long-term debt	459	2,162,162	58
Payments on short-term debt	(1,722)	(25,584)	—
Payments on long-term debt	(198,316)	(2,656,386)	(65,122)
Net proceeds (payments) under revolving credit facilities	126,017	(127,536)	(42,522)
Excess tax benefits on exercised stock options	—	—	972
Principal payments on capital lease obligations	(4,032)	(5,618)	(6,085)
Purchase of non-controlling interest	—	—	(623)
Other	—	(8,937)	—
Net cash used in continuing operations	(109,819)	(632,907)	(116,684)
Net cash used in discontinued operations	—	(76)	(1,471)
Net cash used in financing activities	(109,819)	(632,983)	(118,155)
Foreign exchange effect on cash and cash equivalents	(7,084)	(11,379)	(16,312)
Net increase in cash and cash equivalents	65,015	100,439	39,853
Cash and cash equivalents, beginning of period – continuing operations	502,200	378,461	355,431
Cash and cash equivalents, beginning of period – discontinued operations	—	23,300	6,477
Cash and cash equivalents, end of period	567,215	502,200	401,761
Less: Cash and cash equivalents of discontinued operations, end of period	—	—	23,300
Cash and cash equivalents of continuing operations, end of period	$567,215	$502,200	$378,461

Alere Inc. and Subsidiaries
Preliminary Unaudited Supplemental Financial Information
(in thousands, except per share amounts)

	Three months ended December 31, 2016
	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income[1]

Amortization of acquisition-related intangible assets	$12,281	$922	$31,384	$-	$-	$-	$-	$(44,587)
Restructuring charges	2,090	512	7,535	-	-	-	-	(10,136)
Impairment Charges	-	-	193	-	-	-	-	(193)
Stock-based compensation expense	518	531	9,633	-	-	-	-	(10,681)
Acquisition-related costs	-	-	72	-	-	-	-	(72)
Fair value adjustments to acquisition-related contingent consideration	-	-	(1,419)	-	-	-	-	1,419
Costs associated with potential business dispositions	-	-	42	-	-	-	-	(42)
Impairment and (gain) loss on disposition, net	-	-	-	-	-	-	(11,152)	11,152
Amortization - Unconsolidated Subs	-	-	-	-	-	-	46	(46)
Audit and legal fees related to on-going governmental investigations	-	-	12,893	-	1,697	-	-	(14,590)
Abbott transaction related expenses	-	-	22,064	-	-	-	-	(22,064)
INRatio recall expense	2,481	-	(1,300)	-	-	-	-	(1,181)
Legal settlement accrual	-	-	14,300	-	-	-	-	(14,300)
Income tax effects on items above	-	-	-	-	-	72,986	-	(72,986)
Total of Supplemental Information	$17,370	$1,965	$95,398	$-	$1,697	$72,986	$(11,106)	$(178,309)

Impact of above items on EPS numerator								$(5,367)
Impact of above items on EPS denominator								(11,301)

1)	All impacts are shown as pre-tax with aggregate tax effect displayed as "Income tax effects on items above".

	Twelve months ended December 31, 2016
	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income[1]

Amortization of acquisition-related intangible assets	$49,616	$3,685	$127,253	$-	$-	$-	$-	$(180,553)
Restructuring charges	5,991	4,052	27,831	-	-	-	-	(37,874)
Impairment Charges	85	-	193	-	-	-	-	(278)
Stock-based compensation expense	2,054	1,904	37,838	-	-	-	-	(41,796)
Acquisition-related costs	-	5,000	1,030	-	-	-	-	(6,030)
Fair value adjustments to acquisition-related contingent consideration	-	-	(13,308)	-	-	-	-	13,308
Costs associated with potential business dispositions	7	-	995	-	-	-	-	(1,002)
Impairment and (gain) loss on disposition, net	-	-	-	(3,810)	-	-	(29,873)	33,683
Amortization - Unconsolidated Subs	-	-	-	-	-	-	275	(275)
Audit and legal fees related to on-going governmental investigations	-	-	35,615	-	4,509	-	-	(40,125)
Abbott transaction related expenses	-	-	60,266	-	-	-	-	(60,266)
INRatio recall expense	4,581	-	-	-	-	-	-	(4,581)
Legal settlement accrual	-	-	35,175	-	-	-	-	(35,175)
Income tax effects on items above	-	-	-	-	-	(19,303)	-	19,303
Total of Supplemental Information	$62,333	$14,641	$312,888	$(3,810)	$4,509	$(19,303)	$(29,598)	$(341,660)

Impact of above items on EPS numerator								$(1,035)
Impact of above items on EPS denominator								(2,279)

1)	All impacts are shown as pre-tax with aggregate tax effect displayed as "Income tax effects on items above".

Alere Inc. and Subsidiaries
Preliminary Unaudited Reconciliation of Non-GAAP Organic Revenue Growth
(in thousands)

	Three Months Ended March 31,		% Change
	2017	2016	2017 v. 2016

Net revenue	$588,216	$586,940	0.2%
Impact of foreign currency exchange	4,770	-
Impact of acquisitions & dispositions	(900)	-
Non-GAAP organic net revenue	$592,085	$586,940	0.9%

Arriva Revenue	(3,039)	(35,143)
Non-GAAP organic net revenue (excluding Arriva)	$589,046	$551,797	6.8%